U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ROSS ACQUISITION CORP II
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1578557
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Pelican Lane Palm Beach, Florida	33480
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-third of one Warrant	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-252633

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares of Ross Acquisition Corp II (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-252633), originally filed with the Securities and Exchange Commission on February 2, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1
Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on February 2, 2021).

3.2
Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

4.1
Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

4.2
Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

10.2
Form of Registration and Shareholder Rights Agreement between the Registrant, sponsor and certain security holders (incorporated by reference to Exhibit 10.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252633), filed with the Securities and Exchange Commission on March 2, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROSS ACQUISITION CORP II

Date: March 10, 2021	By:	/s/ Wilbur L. Ross, Jr.
		Name:	Wilbur L. Ross, Jr.
		Title:	President and Chief Executive Officer

[Signature page to Form 8-A]